Exhibit 99.2 - Form 4 Joint Filer Information
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   Name:  CR Intrinsic Investments, LLC

   Address:  P.O. Box 174, Mitchell House, The Valley,
             Anguilla, British West Indies

   Designated Filer:  CR Intrinsic Investors, LLC

   Issuer & Ticker Symbol:  THE PENN TRAFFIC COMPANY ("PTFC")

   Date of Event Requiring Statement:  January 9, 2009



   Name:  Steven A. Cohen

   Address:  72 Cummings Point Road, Stamford CT 06902

   Designated Filer:  CR Intrinsic Investors, LLC

   Issuer & Ticker Symbol:  THE PENN TRAFFIC COMPANY ("PTFC")

   Date of Event Requiring Statement:  January 9, 2009